EXHIBIT 5.1

                       [JACKSON WALKER L.L.P. LETTERHEAD]

                               September 11, 1998

Apple Orthodontix, Inc.
2777 Allen Parkway, Suite 700
Houston, Texas 77019

     Re: Registration Statement on Form S-3 of Apple Orthodontix, Inc. (the "Registration Statement")

Ladies and Gentlemen:

      We are acting as counsel for Apple Orthodontix, Inc. a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of up to 1,340,087 shares of Class A common stock, par value $.001 per share, of the Company (the "Shares") by certain "Selling Stockholders" (as defined in the Registration Statement). The Company's Registration Statement covering the sale of the Shares will be filed under the Act with the Securities and Exchange Commission (the "Commission") on or about September 14, 1998.

      In reaching the conclusions expressed in this opinion, we have examined and relied on such documents, corporate records and other instruments, including certificates of public officials and certificates of officers of the Company, and made such further investigation and inquiry as we have deemed necessary to render the opinions expressed herein. We have assumed that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

      Based solely upon the foregoing, subject to the comments and exceptions herein stated, and limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, we are of the opinion that the Shares have been validly and legally issued, and are fully paid and nonassessable.

      You should be aware that we are not admitted to practice law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.
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      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Legal Matters." In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,

                                             /s/ Jackson Walker L.L.P.